Exhibit 1.2

-------------------------------- TRANSLATION ---------------------------------

NOTARIAL DEED. CERTIFIED COPY. B 013643214/24. SCHOOL OF NOTARIES PUBLIC.

(All pages are sealed and signed).-------------

PAGE 1629 – RESTATEMENT OF THE CORPORATE BY-LAWS OF “BBVA BANCO FRANCES S.A.”----------------------------

DEED NUMBER: THREE HUNDRED AND EIGHTY-FIVE. --------------------------------------------------------------------

In the city of Buenos Aires, on the third of April Two Thousand and One, before me, the Authorizing Notary Public, Pablo Emilio Homps, holder of Register 77, there appear Antonio MARTINEZ JORQUERA LLOVERAS, who says to be married and shows to me National Identity Document number 93,709,139 and Evelina Leoni SARRAILH, who says to be single and shows to me National Identity Document number 10,487,591, both of them of age, of this city, capable and known to me, which I attest, as well as that they attend this act, the former in the name and representation and in his capacity as First Vice President with use of the corporate signature of “BBVA BANCO FRANCES S.A., and the latter as Attorney-in-Fact of the above-mentioned corporation, both capacities to be proved at the end of this deed. And both appearing parties, in their invoked capacities, state the following: That they appear herein to restate the By-laws of the corporation they represent, which in future will read as follows: “TITLE I – Corporate Name – Duration and Object – SECTION 1: Corporate Name and Domicile. Under the name “BBVA BANCO FRANCES S.A.”, the corporation which was incorporated as “Banco Francés S.A.” will continue to operate. The corporation has legal domicile in jurisdiction of the city of Buenos

Aires, and special domiciles at the branches now in existence or to be created in the future, both in the Republic of Argentina and abroad, according to the legislation applicable to financial entities. SECTION 2: Duration. The term of duration of the corporation is until 31 December of the year 2080. This term may be extended by the Special Shareholders’ Meeting. SECTION 3: Object. Banco Francés del Río de la Plata is a stock corporation whose object in terms of the legislation in force for financial entities is to conduct, within or without the country, the transactions pertaining to a commercial bank, operating as intermediary between the public demand and offer of financial resources. Its authorized transactions are: a) to receive deposits at sight or at a term; b) to grant short-term bullet and other redeemable loans; c) to discount, purchase and sell bills of exchange, promissory notes, pledges, checks, drafts and other negotiable instruments; d) to grant guarantees, bonds or other forms of collateral; accept bills of exchange, drafts and other orders of payment, transfer funds and issue and accept letters of credit; to grand advances on credits arising from sales, acquire them and undertake the risks resulting therefrom, take steps to collect them and offer technical and administrative assistance; f) to invest in government securities; g) to make temporary investments in liquid assets; h) to invest in new stock or securities issues, in compliance with such regulations as may be set forth to such effect; i) to accept securities in custody and provide other services which may arise therefrom; j) to manage, on behalf of third parties, the purchase and sale of securities, and act as paying agents in relation to dividends, redemption and interest; engage in brokerage activities in the over-the-counter securities market; k) to perform foreign exchange transactions; l) to comply with agencies related to its operations; m) to receive deposits of participation in mortgage loans and in special accounts; n) to issue mortgage obligations; o) to grant loans for the acquisition, construction, enlargement, reform, repair, improvement and maintenance of urban or rural real estate, and for the substitution of mortgages taken up for the same purpose; p) to receive foreign loans and act as intermediary in local or foreign currency-denominated loans; q) to issue private bonds and r) to carry out such lending, borrowing and service-related operations as are not forbidden under the Law of Financial Entities. To this effect, the Bank has full legal power to acquire rights, undertake obligations and perform such obligations as are not forbidden by law or by these By-laws. TITLE II – Capital Stock – Shares. SECTION 4 – Capital Stock. In compliance with applicable regulations, the Bank’s financial statements shall include its capital stock and the evolution thereof for the last three fiscal years. In compliance with provisions in force, the Bank’s capital stock may be evidenced by bearer or registered shares of common stock, endorsable or non-endorsable, in book-entry or certificate form, par value $ 1 (one peso)per share and entitled to one vote each. SECTION 5 – Capital Increases. The Bank’s capital stock may be increased by resolution adopted at a Regular Shareholders’ Meeting, in compliance with the provisions set forth in Section 188, Part II of the Argentine Law of Corporations, be it through the issue of shares of common stock, preferred shares and/or non-voting stock. Preferred shares shall be entitled to preferred dividends, whether cumulative or not, according to the conditions of issue. Such stock may also participate in net and realized profits; they may or may not have preference in the reimbursement of capital upon the Bank’s liquidation and, other than under the provisions set forth in Section 217 of the Argentine Law of Corporations, are not entitled to vote. Non-voting stock do not have voting rights, and shall rank senior to shares of common stock for the reimbursement of their par value in the event of liquidation of the Bank. Any Shareholders’ Meeting resolving the aforementioned capital increase shall provide for the characteristics of the shares to be issued, as well as other placement conditions and integration terms. New shares may be issued only after all previous shares have been subscribed. SECTION 6 – Share Subscription. Shares of common stock grant shareholders thereof a pre-emptive right to subscribe new shares, pro rata of their relevant interest. Such shares also grant accretion rights in proportion to the shares subscribed on each occasion. The offering, term and conditions to exercise such option right shall abide by the provisions set forth in Section 194 of the Argentine Law of Corporations. SECTION 7 – Delay in Paying-off. Any delay in paying off the shares subscribed shall arise from the mere maturity date and, should there be no term, the payment shall become due as of the date of registration of such capital increase. Shareholder may not exercise any rights related to the shares for which they are in arrears. Should that be the case, the Board of Directors is hereby empowered to provide for the sale of temporary share certificates through a stockbroker. If, in the Board’s opinion, such sale is not deemed possible or advisable, it may provide for the termination of the delinquent shareholder’s certificate, upon prior demand for payment within a term not exceeding ten calendar days, in which case the shareholder shall not be entitled to any reimbursement of sums already paid. SECTION 8 – Voting Stock – Transfer. Voting stock shall be issued in nominative form, endorsable or not, or in book-entry form. The transfer of registered or book-entry shares and any lien thereon shall be notified in writing to the Bank or to the institution keeping the record book of shares, or else be registered in the relevant book or account. Such transfer shall become enforceable upon the Bank and third parties as of registration thereof. SECTION 9 – Shares – Formalities – Annotations. Shares and temporary certificates shall comply with the formalities and annotations set forth in Section 211 of Law 19,550 (Argentine Law of Corporations). Share certificates evidencing more than one share may be issued. Share certificates and the shares represented thereby shall be sequentially numbered and include the autograph signature of a Director and a Statutory Auditor, or the facsimile copy thereof, in compliance with the provisions set forth in Section 212 of the Argentine Law of Corporations, as supplemented. TITLE III – Management and Representation. SECTION 10 – Management and Representation. The business of the Bank shall be managed by a Board of Directors. The number of Board members shall be as provided by the Shareholders’ Meeting with a minimum of three and a maximum of nine. Directors shall hold office for three years and may be re-elected. In order to cover any vacancy, the Shareholders’ Meeting may appoint alternate Directors in a number equal to or lesser than the number of Regular Directors, and for the same term of office. The Shareholder’s Meeting shall establish the order in which alternate Directors will take office, or the manner in which they will substitute such Directors. The Board of Directors may appoint a General Manager, who may or may not be a Director, whose office may be freely revocable, to be vested with executive management functions pursuant to Section 270 of Law 19,550 of Corporations. SECTION 11 – Directors – Performance Guarantee. As guarantee for their performance, Directors shall pledge to the Bank, during their term of office, at least $ 100 (one hundred pesos), whether in cash or in shares or government securities. They must also constitute special domiciles in Argentina. SECTION 12 – Board Authorities. At their first Board Meeting, Directors shall appoint a Chairman, as well as a First and a Second Vice-Chairman. The First or Second Vice-Chairman shall substitute the Chairman in case of resignation, absence or incapacity. Notwithstanding the foregoing, the Second Vice-Chairman shall substitute the Chairman in case of resignation, absence or incapacity of the First Vice-Chairman. SECTION 13. Board Meetings. The Board shall meet at least once a month, with the attendance of at least an absolute majority of its members. Resolutions shall be adopted by the affirmative vote of a majority of votes present. In case of a tie, the Chairman or anybody replacing him will have a casting vote right. Without prejudice to the regular monthly meetings, any member of the Board may convene a special meeting. In such case the Chairman shall duly convene the Meeting for a day within five days of receiving such request. Otherwise the meeting may be convened by any Board member. The call for the meeting shall include the relevant Agenda. Resolutions taken at Board meetings shall be registered in a Minutes Book to be signed by all Directors and Statutory Auditors present. Board Meetings may be held by video-conference. SECTION 14 – Representation of Directors at Meetings. Should the quorum set forth in the preceding Section be present, Directors not present at the meeting may vote by proxy, to which effect they will grant another Director special power of attorney. Such Directors shall have the same responsibilities as the Directors present. SECTION 15 – Board Powers. The Board of Directors shall have full powers and authority to manage the Bank and dispose of corporate property, including that for which a special power is required in compliance with Section 1881 of the Argentine Civil Code and Section 9 of Decree-Law 5965/63. Therefore the Board may, on behalf of the Bank, perform any legal action conducive to comply with the Bank’s corporate purpose including, but not limited to, the following powers: a) to manage and administer the Bank’s business; b) to act as the Bank’s legal representative through the Chairman or any substitute thereof; c) to appoint and remove managers and deputy managers, and resolve any personnel and administrative matter, and issue such rules and regulations as it mat deem appropriate; d) to open or close branches or any other kind of office, whether in Argentina or abroad; e) to grant general or special powers of attorney, with or without substitution clause, and revoke the same; f) to represent the Bank in any legal dispute, with the power to settle, submit to arbitration such disputes and waive the right of appeal; g) to sell, purchase and exchange real and personal property, to enter into lease agreements, to collect and receive any amount due to the Bank; h) to perform transactions with the Argentine Central Bank, the Banco de la Nación Argentina, the Banco Nacional de Desarrollo, the Banco Hipotecario Nacional, the Banco de la Provincia de Buenos Aires and any other government-run or private domestic or foreign financial institution; i) to accept agencies, representations and commissions; j) to grant guarantees, bonds and sureties; k) to convene Regular and Special Shareholders’ Meetings in such cases set forth by legislation in force; l) to submit to the Regular Shareholder’s Meeting, on an annual basis, the financial statements for that fiscal year and any other management action taken; SECTION 16 – Legal Representation. The Chairman of the Board, or in case of resignation, absence or incapacity thereof, the First Vice-Chairman or the Second Vice-Chairman, or any two Directors appointed by the Board shall be the Bank’s representatives. The Bank may appoint one or more attorneys-in-fact to give testimony in court. SECTION 17 – Executive Committee. The Board of Directors may appoint an Executive Committee consisting of three Directors, to meet at least once a month with the attendance of a majority of its members, and to adopt resolutions by the affirmative vote of a majority of votes present. Among other duties, the Executive Committee shall be responsible for: a) defining the Bank’s strategic guidelines and general policies; b) implementing the Board’s decisions; c) preparing all documents and reports necessary for the board to adopt any resolution falling within the scope of the Board’s exclusive powers; d) approving expense and investment budgets and authorizing such contingent expenses as may arise; e) monitoring the Bank’s general management, accounting and documentation; f) supervising the different areas of the Bank and encouraging internal or external audits or examinations in each and every business area of the Bank; g) developing projects of any nature whatsoever; h) taking part in any discussion and in the execution of agreements related to the Bank’s transactions which must be supervised by it; i) performing all kinds of lending and deposit transactions with government-run, mixed or private banks, as well as with any other state-run or private lending institution, whether in Argentina or abroad; j) appointing and removing the Bank’s employees and determining their remuneration and benefits; k) receiving check and savings accounts deposits, fixed term deposits and any other form of deposits to be determined; effecting borrowing and lending transactions and determining the latter’s interest and discount rates; l) accepting civil and commercial agencies, and acting on behalf of third parties; m) managing property and goods in general on behalf of third parties; n) performing any kind of domestic or foreign currency denominated transactions, be they related or unrelated to the import and export business, with such sureties and guarantees as may be deemed necessary; ñ) rediscounting commercial documents of any kind; o) purchasing, selling and keeping securities of any kind, either for its own account or on behalf of third parties, as well as collecting and receiving the relevant dividends thereon; p) mortgaging or pledging real or personal property and chattels as collateral for existing debts or claims, or as additional collateral for its own account or on behalf of third parties. The Executive Committee shall also be empowered to purchase real estate and accept property in lieu of payment, whether to facilitate the performance or settlement of transactions, or as payment for pending claims; q) letting and leasing any kind of property, constituting, accepting and releasing any lien; s) performing, in general, any legal transaction or business within the scope of banking activities, with full power and authority to act on behalf of the Bank; s) performing all powers delegated to it by the Board. The preceding list is by no means restrictive. The Executive Committee shall be empowered to perform any other action related to managing the Bank’s activities in the ordinary course of business. The Executive Committee shall regularly report to the Board. The management and powers of the Executive Committee shall be determined by the Board of Directors through the issue of internal regulations. SECTION 18 – Directors’ Fees. The Board shall receive an annual fee to be set forth by the Shareholders’ Meeting, with such restrictions as established in Section 261 of the Argentine Law of Corporations. SECTION 19 – Special Roles – Technical/Administrative Duties. Whenever the performance of special roles or of technical/administrative duties by one or more Directors as a result of insufficient or no income cause the above-mentioned fees to exceed the restrictions set forth in Section 261 of the Argentine Law of Corporations, such remuneration shall only be paid if expressly approved by the Shareholders’ Meeting, and this issue shall be included as an item of the Agenda. TITLE IV – Supervision. SECTION 20 – Supervisory Committee. The Bank shall be supervised by three Regular

Statutory Auditors to be appointed on an annual basis by the Regular Shareholders’ Meeting, and an equal number of Alternate Statutory Auditors, to hold office for identical term. Their remuneration shall be determined by the Shareholders’ Meeting. SECTION 21 – Powers and Duties. The Members of the Supervisory Committee will be entrusted with such powers and duties as set forth in the Argentine Law of Corporations and, more specifically, their powers will include: 1) to supervise the Bank’s management, to which effect it shall examine the Bank’s documents and books at least quarterly and whenever it may deem it convenient; 2) to monitor at the same intervals the Bank’s cash and securities, as well as any debt obligations and their performance; likewise, it may request the preparation of trial balance-sheets; 3) to attend, if asked to do so, any Board, Executive Committee or Shareholders’ Meeting, not being entitled to vote therein; 4) to monitor the deposit and permanence of the Directors’ performance guarantee, and take steps to correct any irregularity; 5) to submit to the Regular Shareholders’ Meeting a written and documented report on the Bank’s business and financial condition, and give an opinion on the annual report, inventory, balance-sheet and statement of income; 6) to furnish shareholders representing at least two percent of the capital stock, at any time they may so request in writing, with such information as they may request on issues falling within the jurisdiction of the Supervisory Committee; 7) to convene a Special Shareholders’ Meeting whenever deemed convenient, or Special Shareholders’ Meetings in case the Board fails to do so; 8) to cause any pertinent item to be included in the Agenda for any meeting; 9) to ensure compliance by corporate bodies with any law, statute, regulation or Shareholders’ Meeting decision; 10) to supervise the corporation’s liquidation; 11) to investigate any complaint filed in writing by shareholders representing at least 2% of the Bank’s capital stock, to verbally report thereon at a Shareholders’ Meeting and to make such comments and recommendations thereon as it may deem appropriate. To immediately convene a Shareholders’ Meeting to make a decision thereon whenever, in its opinion, the Board fails to deal with the issue under investigation as properly as required, and it is therefore necessary to make a prompt decision. The members of the Supervisory Committee may individually exercise their right to administrative information and investigation. SECTION 22 – Meetings and Resolutions. The Supervisory Committee shall meet at least once every quarter, and may also hold special meetings upon request from any of its members, or upon an express request of the Board. The Supervisory Committee shall hold meetings and make decisions with the attendance and the affirmative vote of at least two of its members. Any resolution adopted shall be entered in a Minutes Book kept to that effect. TITLE V – Shareholders’ Meetings. SECTION 23 – Notice. Regular and Special Shareholders’ Meetings shall be agreed upon by the Board of Directors or by the Supervisory Committee in such instances as set forth by law, or whenever they may deem it necessary, or upon requisition of shareholders representing at least 5% of the Bank’s capital stock, in compliance with the provisions of Section 236 of the Argentine Law of Corporations. SECTION 24 – Publication. Shareholders’ Meetings shall be called for by publication of the notice for five days, at least ten and not more than thirty days before the date of the Meeting, in the Official Bulletin and in one Argentine newspaper of large circulation. The notice shall include the nature of the Meeting as well as the date, time and venue therefor, the Agenda and any special requirements set forth herein to be observed by the Shareholders. SECTION 25 – Meetings on Second Call. In case of adjournment of a Regular Shareholders’ Meeting, the Meeting on second call may be held on the same date, at least one hour after the time set for the meeting on first call, in compliance with Section 237 second paragraph of the Argentine Law of Corporations. In case of adjournment of a Special Shareholders’ Meeting, the Meeting on second call shall be held within the following 30 days, and the notice therefor shall be published for three days at least eight days before the date set therefor. SECTION 26 – Attendance in Person and by Proxy. In order to attend and vote at any Shareholders’ Meeting, shareholders shall deposit with the Bank their shares or a share certificate or statement of account representing book-entry shares, as the case may be, issued by a bank, a securities depository or any other authorized institution, to be entered in the Book of Attendance at least three (3) business days before the date of the Meeting. Holders of registered or book-entry shares, record of which is kept by the Bank, shall only be required to notify the Bank to enter their names in the Book of Attendance at least three (3) business days before the date of the Meeting. The corporation shall furnish such shareholders with certificates authorizing them to attend the Meeting. Shareholders may be present at meetings by power of attorney or proxy. In the latter case, the principal’s signature shall be certified by a court, notary public or bank. Directors, Statutory Auditors, Managers or other employees of the Bank may not be agents. SECTION 27 – Quorum and Decisions. Shareholders’ Meetings shall be chaired by the Chairman of the Board or any substitute thereof, or by the person appointed by the Shareholders’ Meeting to that effect. A quorum shall be present at any Regular Shareholders’ Meeting on first call upon the attendance of shareholders representing a majority of the voting stock. On second call, there shall be quorum with the attendance of any number of shareholders present. A quorum shall be present at any Special Shareholders’ Meeting on first call upon the attendance of shareholders representing sixty percent of the voting stock. Shareholders representing thirty percent of the bank’s voting stock shall form a quorum at a Special Shareholders’ Meeting on second call. In any case, resolutions shall be adopted by an absolute majority of the votes present which may be cast on such resolutions. SECTION 28 – Adjournment. Shareholders’ Meetings may be adjourned once, and the adjourned meeting shall be held within the following thirty days, no new call being required. Only those shareholders who comply with the provisions of Section 26 hereof may be present at such meeting. Separate minutes shall be kept for each meeting. SECTION 29 – Minutes of Shareholders’ Meetings. Minutes shall be taken of all discussions held at Shareholders’ Meetings, to be entered in a special book. All Minutes must be signed by the Chairman and any two shareholders appointed by the Meeting to this effect within five days thereof. Such Minutes shall include a summary of all opinions given therein, the voting method and the outcome thereof, and a full statement of all decisions made. TITLE VI – Fiscal Year. SECTION 30 – Commencement and End. As from (and including) 1 January 1999, the Bank’s fiscal year shall commence on 1 January of each year and close on 31 December of that same year. Financial statements shall be prepared as of such date in compliance with current provisions and technical rules. The Shareholders’ Meeting may modify the closing date, and this resolution shall be registered with the Public Registry of Commerce, and reported to controlling authorities. Net and realized profits shall be allocated as follows: a) a percentage to be determined in compliance with legal provisions in force for financial entities, shall be allocated to the Legal Reserve Fund; b) an amount to be allocated by the Shareholders’ Meeting, to pay the remuneration of Directors and members of the Supervisory Committee; c) to pay dividends on preferred shares, any dividend still unpaid ranking senior to such shares; d) an amount to be determined by the Shareholders’ Meeting, up to a maximum of 1%, to the Fund of Assistance to Bank employees and their dependents, or for any other purpose related to the Bank’s personnel and determined by the Board of Directors; e) the remainder, whether in whole or in part, to additional participation by preferred shares and to dividends on shares of common stock, or to additional reserve o contingency funds, or to new account, or to any such use as the Meeting may determine. Dividends shall be paid pro rata of the relevant integration in such terms as may be set forth by the controlling authorities. Dividends in cash or in shares not collected or claimed within three years counted as from the date they were made available to shareholders shall be automatically allocated to the Reserve Fund. TITLE VII – Liquidation. SECTION 31. In case of dissolution, the corporation shall report such circumstance to the Argentine Central Bank, so that the latter can determine whether it will start liquidation proceedings. Should the referred controlling authority decide not to do so, the Shareholders’ Meeting shall appoint a Liquidation Committee and set the remuneration thereof. Such Committee shall carry out the liquidation under supervision of the Supervisory Committee, as follows: within thirty days of taking office, it shall take an inventory and prepare a balance-sheet of the corporate equity, to be made available to the partners. The Liquidation Committee must also inform the Supervisory Committee, on a quarterly basis, about the status of the liquidation proceedings. Once the corporation’s liabilities, including liquidation expenses, have been extinguished, and provided there are any funds left, the liquidators shall prepare a final balance-sheet and distribution plan; capital shall be reimbursed proportionately, and the remainder shall be distributed among shareholders in proportion to their participation in the corporate capital. The final balance-sheet and distribution plan must be registered with the Public Registry of Commerce. ----------------------------------

I, THE AUTHORIZING OFFICIAL, HEREBY CERTIFY: That the restated text of the corporate by-laws of “BBVA BANCO FRANCÉS S.A.” derives from the instruments detailed below, which I have had before me, I attest, and which are the following: a) From the deed of amendment and adaptation of the corporate by-laws, granted under number 26 of 7 January 1977, written down on page 55, and its complement, granted under number 377 of 28

February 1977, written down on page 811, both of register 15 of this city, before Notary Public José Clemente Alonso, both together registered with the Public Registry of Commerce under number 2419 of Book 86, Volume “A”, year 1997 of Corporate By-laws; of which there results that the corporate by-laws of the corporation denominated “Banco Francés del Río de la Plata S.A. were approved by the National Executive Power by Decree dated 20 November 1886 as well as the protocols of later amendments thereto. b) From the deed of amendment to the corporate by-laws, granted under number 1919 of 20 September 1977, written down on page 4717 of the above-mentioned register and Notary Public, registered with the Public Registry of Commerce under number 558 of Book 86, Volume “A”, of Corporate By-laws. c) From the deed of capital increase, granted under number 1922 of 20 September 1977, written down on page 4744 of the above-mentioned register and Notary Public, registered with the Public Registry of Commerce on 7 October 1977 under number 3466 of Book 86, Volume “A”, of Corporate By-laws; d) From the deed of capital increase and amendment to the corporate by-laws, granted under number 1928 of 13 September 1978, written down on page 4900 of the above-mentioned register and Notary Public, registered with the Public Registry of Commerce on 19 October 1978 under number 146 of Book 88, Volume “A”, of Corporate By-laws. e) From the deed of capital increase and issue of shares, granted under number 1724 of 8 November 1979, written down on page 5385 of registry 15 of this city, before Notary Public Manuel Alonso, registered with the Public Registry of Commerce under number 4199 of Book 90, Volume “A”, of Corporate By-laws. f) From the deed of amendment to the corporate by-

laws, granted under number 1827 of 8 September 1980, written down on page 3687 of the above-mentioned register and Notary Public, registered with the Public Registry of Commerce under number 1930 of Book 97, Volume “A”, of Corporate By-laws; g) From the deed of capital increase and amendment to the corporate by-laws, granted under number 1307 of 1 October 1981, written down on page 3881 of the above-mentioned register and Notary Public, registered with the Public Registry of Commerce under number 6268 of Book 96, Volume “A”, of Corporate By-laws; h) From the deed of capital increase, granted under number 1429 of 6 October 1982, written down on page 4199 of the above-mentioned register and Notary Public, registered with the Public Registry of Commerce under number 8171 of Book 97, Volume “A”, of Corporate By-laws; i) From the deed of capital increase, granted under number 1547 of 4 November 1983, written down on page 4697 of the above-mentioned register and Notary Public, registered with the Public Registry of Commerce under number 2007 of Book 99, Volume “A”, of Corporate By-laws. j) From the deed of amendment to the corporate by-laws, granted under number 792 of 3 July 1984, written down on page 2426 of the above-mentioned register and Notary Public, registered with the Public Registry of Commerce under number 5372 of Book 99, Volume “A”, of Corporate By-laws. k) From the deed of capital increase, granted under number 1383 of 8 November 1984, written down on page 4356 and its complement granted under number 1450, written down on page 4543, both of the above-mentioned register and Notary Public, jointly registered with the Public Registry of Commerce under number 2369 of Book 100, Volume “A”, of Corporate By-laws. l) From the deed of capital increase and amendment to the corporate by-laws, granted under number 1713 of 11 September 1985, written down on page 3350 of the above-mentioned register and Notary Public, registered with the Public Registry of Commerce under number 663 of Book 101, Volume “A”, of Corporate By-laws. ll) From the deed of capital increase and amendment to the corporate by-laws, granted under number 1438 of 21 October 1986, written down on page 4427 of the above-mentioned register and Notary Public, registered with the Public Registry of Commerce under number 820 of Book 103, Volume “A”, of Corporate By-laws. m) From the deed of capital increase, granted under number 2192 of 11 November 1987, written down on page 7009 of the above-mentioned register and Notary Public, registered with the Public Registry of Commerce under number 1163 of Book 104, Volume “A”, of Corporate By-laws. n) From the deed of capital increase, granted under number 1429 of 21 September 1988, written down on page 4876 of the above-mentioned register and Notary Public, registered with the Public Registry of Commerce under number 48 of Book 106, Volume “A”, of Corporate By-laws. ñ) From the deed of capital increase, granted under number 1921 of 31 October 1989, written down on page 5963 of the above-mentioned register and Notary Public, registered with the Public Registry of Commerce under number 2298 of Book 107, Volume “A”, of Corporate By-laws. o) From the deed of capital increase dated 26 September 1990, written down on page 5635 of the above-mentioned register and Notary Public, registered with the Public Registry of Commerce under number 3325 of Book 109, Volume “A”, of Corporate By-laws. p) From the deed of capital increase and amendment to the corporate by-laws, granted under number 1622 of 2

September 1991, written down on page 6128 of the above-mentioned register and Notary Public, registered with the Public Registry of Commerce on 13 July 1992 under number 6179 of Book 111, Volume “A”, of Corporate By-laws. q) From the deed of amendment to the corporate by-laws, granted under number 2009 of 10 September 1992, written down on page 9089 of the above-mentioned register and Notary Public, registered with the Public Registry of Commerce on 12 November 1992 under number 10930 of Book 112, Volume “A”, of Corporate By-laws. r) From the deed of capital increase dated 14 September 1993, written down on page 10714 of the above-mentioned register and Notary Public, registered with the Public Registry of Commerce on 9 November 1993 under number 11074 of Book 114, Volume “A”, of Corporate By-laws. s) From the deed of capital increase dated 6 October 1995, written down on page 9721 of the above-mentioned register and Notary Public, registered with the Public Registry of Commerce on 1 February 1996 under number 925 of Book 118, Volume “A”, of Corporate By-laws. t) From the deed of capital increase dated 21 October 1996, written down on page 16995 of the above-mentioned register and Notary Public, registered with the Public Registry of Commerce on 13 December 1996 under number 12672 of Book 120, Volume “A”, of Corporate By-laws. u) From the Regular and Special Shareholders’ Meeting of 6 October 1997, which among other things approves the merger with Banco de Crédito Argentino S.A., increases the corporate capital, partially amends the corporate by-laws, sets forth the number of directors and elects them, and other elements related thereto; as per minutes executed on the occasion which can be read in the respective Book 1 of Minutes Copies of the corporation, registered with the Inspección General de Justicia on 5 March 1998 under number 2440 of Book 123, Volume “A” of Corporations, as supplemented by the shareholders’ Meetings of 19 December 1997 and 23 October 1997, by which, among other things, an increase of the corporate capital to $ 25,000,000 was approved together with the issuance of shares, as certified by the minutes written down on the occasion and copied to Book 11 of Corporate Minutes, and registered with the Inspección General de Justicia on 17 March 1998 under number 2859 of Book 123, Volume “A” of Corporations. v) From the deed of change of corporate name to the current one of “BBVA BANCO FRANCÉS S.A.”, and amendment to the corporate by-laws, granted under number 828 of 15 June 2000, written down on page 4335 of Registry 15 of this city, before Notary Public Manuel Alonso, registered with the Inspección General de Justicia on 4 October 2000 under number 14819 of the Book of Stock Corporations. THE LEGAL CAPACITY of Antonio Martínez Jorquera Lloveras and the legal existence of the corporation derive from the instruments mentioned below: a) From the deed of change of corporate name to the present denomination, partial amendment to the corporate by-laws and other documents related thereto as described in paragraph v) above, which I have before me in testimonial form and which I attach hereto in a certified photocopy. b) From the Regular and Special Shareholders’ Meeting of 27 April 2000, by which, among other matters, the appearing party is appointed regular director of the corporation as certified by the minutes prepared on such occasion and written down on pages 607 through 618 of Book 1 of copies of Shareholders’ Meetings minutes of the corporation, certified by the Public Registry of Commerce on 4 July 1977 under number B-14833 and the transfer thereof before the Inspección General de Justicia dated 30 June 1998, under number 53295-98, which for this occasion I have before me and which I attach hereto in certified photocopy. c) From the meeting of the Board of Directors on 27 April 2000, by which the positions in that body were distributed as described in the minutes prepared on such occasion and written down in the respective Book number 12 of Board Meetings of the corporation, which on this occasion I have before me and which I attach hereto in certified photocopy; the appearing party declares that the above-mentioned distribution of positions is currently in force and that he appears on this occasion as legal representative of the corporation due to the absence of the Chairman Mr. Gervasio Collar Zabaleta. THE LEGAL CAPACITY of Evelina Leoni Sarrailh derives from the General Power of Attorney conferred upon her by deed number 1804 of 15 November 1999, written down on page 8133 of registry number 15 of this city before its Notary Public in charge Manuel Alonso, which I have had before me and which I attach hereto on page 1113, protocol for the year 2001 of this registry. AFTER HAVING READ IT TO THEM, they ratify and sign their statements as they usually do, before me, I attest. MARTÍNEZ JORQUERA LLOVERAS. SARRAILH. PABLO E. HOMPS. There follows my seal: PABLO E. HOMPS – NOTARY PUBLIC – REGISTER 2745. IT COINCIDES with the original deed which was written down before me on page 1629 of Registry 77 under my responsibility, I attest. FOR THE CORPORATION, in my capacity as the holder of such Registry, I hereby issue this FIRST COPY in ELEVEN Notarial pages correlatively numbered from B-013643214 to this one which I seal and sign at the place and date of granting. -------------------------------------------

(There is a signature and a seal which reads: “PABLO E. HOMPS – REGISTER 2745 – NOTARY PUBLIC”) -------------------------

(There is a signature and a seal which reads: “NORMA ROA RIOS – NOTARY PUBLIC – REGISTER 3035” followed by another illegible seal.) ---------------------------------------------------

BUENOS AIRES, 05/14/2001 – FILE NUMBER 00591 427120 RESTATEMENT OF BY-LAWS – PRE-QUALIFIED

PROCEDURE ------------------------------------------------------------------------------------

Correlative number I.G.J.: 167528 STOCK CORPORATION – Corporate name BBVA BANCO FRANCES (formerly) deed/s 385 and/or private instruments – Registered with this Registry under number 5927 book 14 volume (blank) of STOCK CORPORATIONS. -----------------------------------

(There is a signature with an illegible seal and two other seals which read: “INSPECCIÓN GENERAL DE JUSTICIA – 0116313”-----

(Overleaf: “PHOTOCOPY CERTIFIED ON NOTARIAL SEAL N° 00104895”. There is a signature and a seal which reads: “NORMA ROA RIOS – NOTARY PUBLIC – REGISTER 3035”)--------------------------------------------------------------------------------------------------------------------------

(On Notarial Seal N° 001040895.)-----------------------------------------------------------------------------

I HEREBY CERTIFY that the preceding pages numbered from ONE to TWELVE which I sign, seal and attach hereto are A TRUE PHOTOCOPY OF THEIR ORIGINAL, which on this occasion I have had before me, I attest. In my capacity as Public Notary in charge of Registry N° 1201 of the Federal Capital, at the request of the Corporation and to be submitted before whom it may concern, I issue these presents in Buenos Aires on 31 May 2002. ----------------------------------------------------------

(There is a signature and a seal which reads: “NORMA ROA RIOS – NOTARY PUBLIC – REGISTER 3035”) -------------------------

(Affixed overleaf there is a Legalization Stamp.) ---------------------------------------------------------------

LEGALIZATION. L005234032. ---------------------------------------------------------------------------------

THE NOTARIES PUBLIC ASSOCIATION OF THE CITY OF BUENOS AIRES, Federal Capital of the Argentine Republic, in view of the powers granted to it by the legislation in force, hereby LEGALIZES the signature and seal of Notary Public ILDA NORMA ROA RIOS, stamped in the annexed document, submitted on this date under Nº 020603105977/B. This legalization does not render an opinion on the content and form of the document. Buenos Aires, Monday 3 June 2002. (There is a signature and a seal which reads: NOTARY PUBLIC MARIA CRISTINA SOLER. NOTARIES PUBLIC ASSOCIATION. COUNSELLOR. There is a seal of the NOTARIES PUBLIC ASSOCIATION. LEGALIZATION. CITY OF BUENOS AIRES. FEDERAL CAPITAL. ARGENTINE REPUBLIC).

ES TRADUCCION FIEL al inglés del documento en idioma castellano, cuya copia certificada he tenido ante mí y a la cual me remito en Buenos Aires, a los 19 días de junio de 2002. -------------------------------------------------------------------